Exhibit 21

WESTAR ENERGY, INC.

Subsidiaries of the Registrant

Subsidiary	State of Incorporation	Date Incorporated
1) Kansas Gas and Electric Company (a)	Kansas	October 9, 1990

(a)	Kansas Gas and Electric Company does business as Westar Energy.